Exhibit 99.1

[TRANSWITCH LOGO APPEARS HERE]

News Release

TranSwitch Corporation Announces Third Quarter Results

(Shelton, CT) October 16, 2003 — TranSwitch Corporation (NASDAQ: TXCC) announced today that it posted third quarter 2003 net revenues of $5.7 million and net income according to Generally Accepted Accounting Principles (GAAP) of $2.6 million, or $0.03 per basic and diluted share. For the nine-months ended September 30, 2003, the Company has posted net revenues of $16.4 million and a net loss of ($27.4) million, or ($0.30) per basic and diluted share. Net income for the third quarter includes the following items:

•	a gain on the exchange of 4.5% convertible notes due 2005 of approximately $14.5 million; and

•	a benefit to the restructuring liability of approximately $0.9 million to reflect additional sublease agreements.

For comparison purposes, the net loss on a GAAP basis for the relevant prior quarters was:

•	for the third quarter of 2002, the net loss was ($157.2) million, or ($1.74) per basic and diluted share. The net loss in the third quarter of 2002 included a $61.4 million charge related to the valuation allowance for deferred income taxes, a $59.9 million charge to reflect the impairment of goodwill, a $7.7 million charge to reflect the impairment of investments in non-publicly traded companies and a $4.8 million write-down for excess inventory based on the company’s assessment of demand for current products; and

•	for the second quarter of 2003, net loss was ($12.6) million, or ($0.14) per basic and diluted share.

“We are encouraged by our third quarter results and also by the fact that we secured 75 design-wins this quarter, compared to 63 last quarter,” stated Dr. Santanu Das, Chairman of the Board, Chief Executive Officer and President of TranSwitch Corporation. “We also believe that our strategy to sharply focus on the SONET/Ethernet-over-SONET (EoS) marketplace is resonating with our customers. We currently have 64 active design wins with our EtherMap-3 products,” continued Dr. Das.

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TranSwitch Corporation Announces Third Quarter Results                                                     Page 2

“We are also heartened by the successful completion of our strategy to further strengthen our company’s capital structure through the exchange of our 4.5% convertible bonds due 2005 for new Convertible Plus Cash Notes due September, 2007 and the infusion of $24M of additional capital resulting from the sale of additional Convertible Plus Cash Notes. We believe that with our strengthened balance sheet, we are well positioned for the new landscape when the market recovers,” continued Dr. Das.

“While we are cautiously optimistic about the outlook for the wire-line telecommunications market and expect modest growth in 2004, our short-term visibility remains limited,” stated Dr. Das. “Based on our current visibility, we are anticipating that fourth quarter 2003 net revenues will be essentially flat to our third quarter, 2003 product revenues. We are estimating that our fourth quarter 2003 GAAP net loss will be in the range of ($0.17) to ($0.18) per basic and diluted share. This per share estimate excludes any potential further impact related to the application of FIN 46,” concluded Dr. Das.

There will be a conference call regarding this announcement on Thursday, October 16, 2003 at 5:30 p.m. eastern time. The dial-in number is (706) 679-0410, leader Peter Tallian. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through October 30, 2003. To access the replay, dial (706) 645-9291 and enter 3207666 as the conference ID number. Interested parties can also access the webcast via www.vcall.com by clicking on the TranSwitch Corporation conference call link. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation:

TranSwitch Corporation, headquartered in Shelton, Connecticut, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions—Connectivity Engines™—to original equipment manufacturers who serve three end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and corporate Wide Area Networks (WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions which deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch Corporation, Shelton, CT is an ISO 9001:2000 registered company. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch’s home page at the World Wide Website—http://www.transwitch.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks of downturns in economic conditions generally and in the telecommunications and data

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TranSwitch Corporation Announces Third Quarter Results                                                     Page 3

communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

For more information contact:

Peter J. Tallian, Chief Financial Officer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2427

Fax: 203/926-9453

www.transwitch.com

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TranSwitch Corporation Announces Third Quarter Results                                                     Page 4

TranSwitch Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

	Three Months Ended September 30,
	2003(1)	2002
Net revenues:
Product revenues	$5,264	$3,635
Service revenues	421	23

Total net revenues	5,685	3,658
Cost of revenues:
Cost of product revenues	1,502	1,604
Provision for excess inventories	—	4,832
Cost of service revenues	110	—

Total cost of revenues	1,612	6,436

Gross profit (loss)	4,073	(2,778)
Operating expenses:
Research and development	11,132	13,972
Marketing and sales	2,784	3,393
General and administrative	1,374	1,618
Impairment of goodwill	—	59,901
Restructuring (benefit) charge	(860)	5,532

Total operating expenses	14,430	84,416

Operating loss	(10,357)	(87,194)
Other (expense) income:
Impairment of investments in non-publicly traded companies	—	(7,719)
Equity in net losses of affiliates	(582)	(733)
Gain on exchange of 4.5% convertible notes	14,463	—
Interest expense, net	(831)	(27)

Total other income (expense)	13,050	(8,479)

Income (loss) before income tax expense	2,693	(95,673)
Income tax expense	73	61,478

Net income (loss)	$2,620	$(157,151)

Basic and diluted income (loss) per common share:

Net income (loss)	$0.03	$(1.74)

Basic average shares outstanding	90,451	90,085
Diluted average shares outstanding	92,698	90,085

(1)	As a result of FIN 46, TranSwitch began consolidating the results of TeraOp, Inc. during 2003, and has included approximately $0.5 million of operating expenses attributable to TeraOp for the quarter ended September 30, 2003 within its consolidated statement of operations.

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TranSwitch Corporation Announces Third Quarter Results                                                     Page 5

TranSwitch Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

	Nine Months Ended September 30,
	2003(1)	2002(2)
Net revenues:
Product revenues	$15,711	$12,430
Service revenues	679	579

Total net revenues	16,390	13,009
Cost of revenues:
Cost of product revenues	4,499	4,149
Provision for excess inventories	1,498	4,832
Cost of service revenues	226	846

Total cost of revenues	6,223	9,827

Gross profit	10,167	3,182
Operating expenses:
Research and development	31,829	42,487
Marketing and sales	8,175	10,070
General and administrative	4,094	5,814
Impairment of goodwill	—	59,901
Restructuring charge and asset impairments	3,066	4,052

Total operating expenses	47,164	122,324

Operating loss	(36,997)	(119,142)
Other (expense) income:
Impairment of investments in non-publicly traded companies	(50)	(7,719)
Equity in net losses of affiliates	(1,368)	(1,848)
Gain from exchange and repurchase of 4.5% convertible notes	14,463	51,976
Interest expense, net	(2,284)	(1,522)

Total other income	10,761	40,887

Loss before income tax expense	(26,236)	(78,255)
Income tax expense	257	69,243

Net loss before extraordinary loss and cumulative effect of a change in accounting principle	(26,493)	(147,498)
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	(83)	—
Cumulative effect on prior years of retroactive application of new depreciation method	(805)	—

Net loss	$(27,381)	$(147,498)

Basic and diluted loss per common share:
Net loss before extraordinary loss and cumulative effect of a change in accounting principle	$(0.29)	$(1.64)
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	—	—
Cumulative effect on prior years of retroactive application of new depreciation method	(0.01)	—

Net loss	$(0.30)	$(1.64)

Basic and diluted shares outstanding	90,261	90,023

(1)	As a result of FIN 46, TranSwitch began consolidating the results of TeraOp, Inc. during 2003, and has included approximately $1.1 million of operating expenses attributable to TeraOp for the nine-months ended September 30, 2003 within its consolidated statement of operations.
(2)	The gain on debt extinguishment, previously classified as extraordinary, has been reclassified to continuing operations in accordance with SFAS No. 145.

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TranSwitch Corporation Announces Third Quarter Results                                                     Page 6

TranSwitch Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2003(1)	December 31, 2002
ASSETS
Current assets:
Cash and short-term marketable securities	$173,716	$183,647
Accounts receivable, net	2,486	2,228
Inventories	2,808	4,658
Prepaid expenses and other current assets	3,716	5,480

Total current assets	182,726	196,013
Long-term marketable securities	15,314	21,819
Property and equipment, net	10,555	17,219
Deferred financing costs, net	4,766	2,193
Other assets	3,737	6,109

Total assets	$217,098	$243,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,236	$2,044
Accrued expenses and other current liabilities	6,717	8,992
Accrued compensation and benefits	1,432	1,961
Accrued sales returns, allowances and stock rotation	1,015	1,479
Accrued interest	61	1,546
Restructuring liabilities	1,449	1,708

Total current liabilities	11,910	17,730
Restructuring liabilities – long term	23,633	25,849
5.45% Convertible Notes due 2007	97,963	—
4.50% Convertible Notes due 2005	24,442	114,113

Total liabilities	157,948	157,692

Total stockholders’ equity	59,150	85,661

Total liabilities and stockholders’ equity	$217,098	$243,353

(1)	As a result of FIN 46, TranSwitch began consolidating the results of TeraOp, Inc. during 2003. Approximately $0.2 million of assets and $0.5 million of liabilities are attributable to TeraOp as of September 30, 2003.

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